EXHIBIT K

                            Promissory Note of Fund I


THIS NOTE IS NOT BEING REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). SELLER AGREES FOR THE BENEFIT OF THE PURCHASER THAT THIS NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) TO THE PURCHASER,
(2) TO A PERSON WHO THE PURCHASER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER THAT IS AWARE THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

                                 PROMISSORY NOTE
                                (Non-Negotiable)

$1,360,000                                                         March 8, 2000

                  FOR VALUE RECEIVED, the undersigned, TRAVELERS LIMITED REAL ESTATE MEZZANINE INVESTMENTS I, LLC, a Delaware limited liability company ("Purchaser"), HEREBY PROMISES TO PAY to CT MEZZANINE PARTNERS I LLC, a Delaware limited liability company (the "Seller"), at the Seller's principal place of business, the principal sum of One Million Three Hundred Sixty Thousand ($1,360,000), without interest.

                  The principal amount hereof shall be paid from, and at the time of, any payments to the Seller by the Purchaser pursuant to Section 4.2 of that certain limited liability company agreement (the "LLC Agreement") dated the date hereof between the Purchaser and CT-Fl, LLC. Recourse on this Note shall be limited to the Purchaser's obligations to make future contributions pursuant to the LLC Agreement.

                  Principal shall be payable in lawful money of the United States of America in immediately available funds.

                  Purchaser hereby waives presentment, demand, protest, notice of dishonor, notice of nonpayment, notice of protest and diligence in collection, and assents to the terms hereof and to any extension or postponement of the time for payment or any other indulgence.

                  If this Note becomes mutilated and is surrendered by the Seller to the Purchaser, or if Seller claims that the Note has been lost, destroyed or wrongfully taken, the Purchaser shall execute and deliver to Seller a replacement Note, upon the affidavit of Seller attesting to such loss, destruction or wrongful taking with respect to the Note and the lost, destroyed, mutilated, surrendered or wrongfully taken Note shall be deemed to be canceled for all purposes hereof. Such affidavit shall be accepted as satisfactory evidence of the loss, wrongful taking or destruction thereof and no indemnity shall be required as a condition of the execution and delivery of a replacement Note. Any costs and expenses of the Purchaser in replacing this Note shall be for the account of Seller.

                  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PURCHASER AND SELLER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK COUNTY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE. EACH OF THE SELLER AND PURCHASER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PURCHASER AND SELLER HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS BY MAIL RETURN RECEIPT REQUESTED OR HAND DELIVERY. NOTHING IN THIS NOTE WILL AFFECT THE RIGHT OF PURCHASER OR SELLER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                  EACH OF THE SELLER AND THE PURCHASER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE AND TO THE FULLEST EXTENT PERMITTED BY LAW WAIVES ANY RIGHTS THAT IT MAY HAVE TO CLAIM OR RECEIVE CONSEQUENTIAL OR SPECIAL DAMAGES IN CONNECTION WITH ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

                  This Note may not be amended or modified, nor may any provision hereof be waived, orally, by course of dealing or otherwise, unless such amendment, modification or waiver shall be in writing and duly executed by the holder hereof.

                  This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to principles of conflicts of laws.


                                             TRAVELERS LIMITED REAL ESTATE
                                             MEZZANINE INVESTMENTS I, LLC



                                             By:
                                                 -------------------------------
                                                 Michael Watson
                                                 Vice President